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                                                            SCHILLING & HINZMAN
                                                            -------------------
                                                   Certified Public Accountants
                                              6339 Nancy Ridge Drive, Suite 200
                                                           San Diego, CA  92121
                                                          Phone: (619) 535-1600
                                                            Fax: (619) 535-1649






December 17, 1997

Mr. Arthur Asch
Oak Hill Sportswear Corporation
1411 Broadway
New York, NY  10018

Dear Arthur:

We hereby consent to your use of our audited financial statements of Watkins Contracting, Inc. for the years ended June 30, 1997 and 1996 and the reviewed financial statements as of September 30, 1997 in connection with your filings with the Securities and Exchange Commission.



/s/ SCHILLING & HINZMAN
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Schilling & Hinzman
Certified Public Accountants